Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS RECORD THIRD QUARTER RESULTS
AND UPDATES 2016 EARNINGS GUIDANCE RANGE

Highlights

•	Net sales growth of 7% with base business net sales growth of 5% for the quarter

•	Operating income growth of 13% for the quarter, 17% year to date

•	Q3 2016 diluted EPS increased 14% to $1.03 with year to date diluted EPS up 20% to $3.39

•	Updated 2016 earnings guidance range to $3.40 - $3.46 per diluted share
______________________

COVINGTON, LA. (October 20, 2016) – Pool Corporation (NASDAQ/GSM:POOL) today reported record results for the third quarter of 2016 and the nine months ended September 30, 2016.
“We experienced a solid third quarter with results that were slightly better than our expectations. It is at this time of the year, when our customers are working to get as much as possible done before the season ends, that our service is most critical. Our results reflect our ability to continually improve execution and provide exceptional service. The breadth and depth of our product and service offerings, coupled with the commitment of our people, continue to positively distinguish us in the marketplace,” said Manuel Perez de la Mesa, President and CEO.
Net sales for the third quarter of 2016 increased 7% to a record $691.4 million compared to $645.8 million in the third quarter of 2015, with base business sales up 5% for the period. Our sales continue to benefit from market share gains and stronger consumer discretionary spending evidenced by our increase in sales of pool construction materials and ancillary equipment and supplies, as consumers continue to invest in enhancing their outdoor living spaces.
Gross profit for the third quarter of 2016 increased 8% to a record $199.6 million from $184.3 million in the same period of 2015. Base business gross profit improved 6% over the third quarter of last year. Gross profit as a percentage of net sales (gross margin) increased 40 basis points to 28.9% compared to the third quarter of 2015. This increase reflects gains from supply chain management initiatives this year compared to last.
Selling and administrative expenses (operating expenses) increased approximately 6% to $125.4 million in the third quarter of 2016 compared to the third quarter of 2015, with base business operating expenses up 3% over the comparable 2015 period. While the overall increase in operating expenses includes expenses from our recent acquisitions, the increase in base business operating expenses was primarily due to higher growth-driven labor and freight expenses.
Operating income for the third quarter increased 13% to a record $74.2 million compared to the same period in 2015. Operating income as a percentage of net sales (operating margin) was 10.7% for the third quarter of 2016 compared to 10.1% in the third quarter of 2015.
Net income attributable to Pool Corporation increased 13% to a record $44.5 million in the third quarter of 2016 compared to $39.4 million for the third quarter of 2015. Earnings per share increased to a record $1.03 per diluted share for the three months ended September 30, 2016 versus $0.90 per diluted share for the comparable period in 2015.

Net sales for the nine months ended September 30, 2016 increased 9% to a record $2,125.6 million from $1,948.1 million in the comparable 2015 period, with much of this growth coming from the 7% improvement in base business sales. Gross margin improved approximately 30 basis points to 28.9% in the first nine months of 2016 compared to the same period last year.
Operating expenses increased 6% compared to the first nine months of 2015, with base business operating expenses up 4%. Operating income for the first nine months of 2016 increased 17% to $246.1 million compared to $210.2 million in the same period last year.
Earnings per share for the first nine months of 2016 increased 20% to a record $3.39 per diluted share on Net income attributable to Pool Corporation of $146.3 million, compared to $2.83 per diluted share on Net income attributable to Pool Corporation of $125.8 million in the comparable 2015 period.
On the balance sheet, total net receivables increased 6% while inventory levels grew 10% compared to September 30, 2015. Total debt outstanding at September 30, 2016 was $390.2 million, a $3.2 million decrease from total debt at September 30, 2015.
Cash provided by operations was $143.2 million for the first nine months of 2016 compared to $78.0 million for the first nine months of 2015. The improvement in cash provided by operations is primarily related to our net income growth and the deferral of our third quarter estimated tax payments as allowed for areas affected by severe storms and flooding in Louisiana. Adjusted EBITDA (as defined in the addendum to this release) was $83.0 million and $72.1 million for the third quarters of 2016 and 2015, respectively, and $269.9 million and $229.6 million for the nine months ended September 30, 2016 and September 30, 2015, respectively.
“As we transition to what is traditionally a slower quarter for us, we are confident that our momentum will continue and we will have a strong finish to 2016. To that end, we are updating our 2016 earnings guidance to a range of $3.40 to $3.46 per diluted share, from our previous range of $3.30 to 3.45 per diluted share. Looking ahead to 2017, we are excited to employ the tools, products and resources uniquely available to us to provide exceptional value to our customers,” said Perez de la Mesa.
POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 346 sales centers in North America, Europe, South America and Australia, through which it distributes more than 160,000 national brand and private label products to roughly 100,000 wholesale customers. For more information, please visit www.poolcorp.com.
This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project,” “should” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net sales	$691,429	$645,779	$2,125,568	$1,948,064
Cost of sales	491,878	461,491	1,512,258	1,390,715
Gross profit	199,551	184,288	613,310	557,349
Percent	28.9%	28.5%	28.9%	28.6%

Selling and administrative expenses	125,385	118,776	367,194	347,106
Operating income	74,166	65,512	246,116	210,243
Percent	10.7%	10.1%	11.6%	10.8%

Interest and other non-operating expenses, net	2,989	2,473	9,954	6,368
Income before income taxes and equity earnings	71,177	63,039	236,162	203,875
Provision for income taxes	26,807	23,704	90,244	78,489
Equity earnings in unconsolidated investments, net	51	68	113	259
Net income	44,421	39,403	146,031	125,645
Net loss attributable to noncontrolling interest	113	44	309	144
Net income attributable to Pool Corporation	$44,534	$39,447	$146,340	$125,789

Earnings per share:
Basic	$1.06	$0.92	$3.48	$2.91
Diluted	$1.03	$0.90	$3.39	$2.83
Weighted average shares outstanding:
Basic	42,020	42,826	42,092	43,266
Diluted	43,119	43,939	43,201	44,407

Cash dividends declared per common share	$0.31	$0.26	$0.88	$0.74

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	September 30,	Change
	2016	2015	$	%

Assets
Current assets:
Cash and cash equivalents	$30,292	$29,504	$788	3%
Receivables, net	81,072	70,399	10,673	15
Receivables pledged under receivables facility	152,333	149,375	2,958	2
Product inventories, net	455,156	412,587	42,569	10
Prepaid expenses and other current assets	12,084	11,062	1,022	9
Deferred income taxes	5,288	3,256	2,032	62
Total current assets	736,225	676,183	60,042	9

Property and equipment, net	84,643	66,296	18,347	28
Goodwill	185,486	172,150	13,336	8
Other intangible assets, net	13,645	11,393	2,252	20
Equity interest investments	1,152	1,196	(44)	(4)
Other assets	16,370	13,682	2,688	20
Total assets	$1,037,521	$940,900	$96,621	10%

Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable	$199,922	$170,582	$29,340	17%
Accrued expenses and other current liabilities	126,654	77,298	49,356	64
Short-term borrowings and current portion of long-term debt and other long-term liabilities	1,298	1,799	(501)	(28)
Total current liabilities	327,874	249,679	78,195	31

Deferred income taxes	28,359	22,755	5,604	25
Long-term debt, net	388,891	391,571	(2,680)	(1)
Other long-term liabilities	17,945	13,216	4,729	36
Total liabilities	763,069	677,221	85,848	13
Redeemable noncontrolling interest	2,467	2,457	10	—
Total stockholders’ equity	271,985	261,222	10,763	4
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,037,521	$940,900	$96,621	10%
__________________

1.	The allowance for doubtful accounts was $3.7 million at September 30, 2016 and $3.5 million at September 30, 2015.

2.	The inventory reserve was $8.1 million at September 30, 2016 and $8.3 million at September 30, 2015.

3.
Net financing costs of $1.2 million were included in Long-term debt, net at September 30, 2016 and net financing costs of $1.5 million at September 30, 2015 were reclassed from Other assets to Long-term debt, net upon adoption of ASU 2015-03 in the first quarter of 2016.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2016	2015	Change
Operating activities
Net income	$146,031	$125,645	$20,386
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	15,020	11,920	3,100
Amortization	1,288	771	517
Share-based compensation	7,373	7,112	261
Excess tax benefits from share-based compensation	(6,582)	(4,916)	(1,666)
Equity earnings in unconsolidated investments, net	(113)	(259)	146
Other	3,799	2,314	1,485
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(71,936)	(78,662)	6,726
Product inventories	23,624	52,463	(28,839)
Prepaid expenses and other assets	(1,094)	296	(1,390)
Accounts payable	(49,479)	(66,035)	16,556
Accrued expenses and other current liabilities	75,239	27,334	47,905
Net cash provided by operating activities	143,170	77,983	65,187

Investing activities
Acquisition of businesses, net of cash acquired	(19,314)	(602)	(18,712)
Purchases of property and equipment, net of sale proceeds	(30,388)	(21,299)	(9,089)
Payments to fund credit agreement	(3,852)	(6,300)	2,448
Collections from credit agreement	3,300	4,557	(1,257)
Other investments, net	21	75	(54)
Net cash used in investing activities	(50,233)	(23,569)	(26,664)

Financing activities
Proceeds from revolving line of credit	873,854	721,835	152,019
Payments on revolving line of credit	(866,801)	(690,677)	(176,124)
Proceeds from asset-backed financing	145,000	128,400	16,600
Payments on asset-backed financing	(90,000)	(85,800)	(4,200)
Proceeds from short-term borrowings, long-term debt and other long-term liabilities	15,705	4,948	10,757
Payments on short-term borrowings, long-term debt and other long-term liabilities	(16,107)	(4,678)	(11,429)
Excess tax benefits from share-based compensation	6,582	4,916	1,666
Proceeds from stock issued under share-based compensation plans	10,978	10,906	72
Payments of cash dividends	(37,007)	(32,008)	(4,999)
Purchases of treasury stock	(117,901)	(90,306)	(27,595)
Net cash used in financing activities	(75,697)	(32,464)	(43,233)
Effect of exchange rate changes on cash and cash equivalents	(185)	(7,276)	7,091
Change in cash and cash equivalents	17,055	14,674	2,381
Cash and cash equivalents at beginning of period	13,237	14,830	(1,593)
Cash and cash equivalents at end of period	$30,292	$29,504	$788

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded component (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2016	2015	2016	2015	2016	2015
Net sales	$677,198	$645,779	$14,231	$—	$691,429	$645,779

Gross profit	195,133	184,288	4,418	—	199,551	184,288
Gross margin	28.8%	28.5%	31.0%	—%	28.9%	28.5%

Operating expenses	122,436	118,776	2,949	—	125,385	118,776
Expenses as a % of net sales	18.1%	18.4%	20.7%	—%	18.1%	18.4%

Operating income	72,697	65,512	1,469	—	74,166	65,512
Operating margin	10.7%	10.1%	10.3%	—%	10.7%	10.1%

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2016	2015	2016	2015	2016	2015
Net sales	$2,089,745	$1,947,386	$35,823	$678	$2,125,568	$1,948,064

Gross profit	602,623	557,174	10,687	175	613,310	557,349
Gross margin	28.8%	28.6%	29.8%	25.8%	28.9%	28.6%

Operating expenses	360,025	346,805	7,169	301	367,194	347,106
Expenses as a % of net sales	17.2%	17.8%	20.0%	44.4%	17.3%	17.8%

Operating income (loss)	242,598	210,369	3,518	(126)	246,116	210,243
Operating margin	11.6%	10.8%	9.8%	(18.6)%	11.6%	10.8%

We have excluded the following acquisitions from base business for the periods identified:

Acquired (1)	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
Metro Irrigation Supply Company Ltd.	April 2016	8	April - September 2016
The Melton Corporation	November 2015	2	January - September 2016
Seaboard Industries, Inc.	October 2015	3	January - September 2016
Poolwerx Development LLC	April 2015	1	January - June 2016 and April - June 2015
St. Louis Hardscape Material & Supply, LLC	December 2014	1	January - March 2016 and January - March 2015

(1)	We acquired certain distribution assets of each of these companies.

When calculating our base business results, we exclude sales centers that are acquired, closed or opened in new markets for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.
We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.
The table below summarizes the changes in our sales center count in the first nine months of 2016.

December 31, 2015	336
Acquired locations	8
New locations	4
Consolidated locations	(2)
September 30, 2016	346

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share-based compensation, goodwill and other non-cash impairments and equity earnings or loss in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2016	2015	2016	2015
Net income	$44,421	$39,403	$146,031	$125,645
Add:
Interest and other non-operating expenses (1)	2,989	2,473	9,954	6,368
Provision for income taxes	26,807	23,704	90,244	78,489
Share-based compensation	2,523	2,262	7,373	7,112
Goodwill impairment	613	—	613	—
Equity earnings in unconsolidated investments	(51)	(68)	(113)	(259)
Depreciation	5,277	4,233	15,020	11,920
Amortization (2)	418	82	796	300
Adjusted EBITDA	$82,997	$72,089	$269,918	$229,575

(1)	Shown net of interest income and includes amortization of deferred financing costs as discussed below.

(2)
Excludes amortization of deferred financing costs of $135 and $157 for the three months ended September 30, 2016 and September 30, 2015, respectively, and $492 and $471 for the nine months ended September 30, 2016 and September 30, 2015, respectively.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by operating activities. Please see page 5 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2016	2015	2016	2015
Adjusted EBITDA	$82,997	$72,089	$269,918	$229,575
Add:
Interest and other non-operating expenses, net of interest income	(2,854)	(2,316)	(9,462)	(5,897)
Provision for income taxes	(26,807)	(23,704)	(90,244)	(78,489)
Excess tax benefits from share-based compensation	(3,379)	(348)	(6,582)	(4,916)
Other	916	975	3,186	2,314
Change in operating assets and liabilities	106,054	87,933	(23,646)	(64,604)
Net cash provided by operating activities	$156,927	$134,629	$143,170	$77,983